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                       [CHAPMAN AND CUTLER LLP LETTERHEAD]


                                January 31, 2006





Wasatch Funds, Inc.
150 Social Hall Avenue
4th Floor
Salt Lake City, Utah  84111


         Re: Wasatch Funds, Inc.


Ladies/Gentlemen:

         We have served as counsel for the Wasatch Funds, Inc. (the "Company"), which proposes to offer and sell shares of common stock, $.01 par value per share, of a new series, the Wasatch Strategic Income Fund (the "Fund") (collectively, the "Shares"), in the manner and on the terms set forth in Post-Effective Amendment No. 36 to its Registration Statement on Form N-1A (File No. 33-10451) filed on or about January 31, 2006 (the "Registration Statement") with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended.

         In connection therewith, we have examined such pertinent records and documents and matters of law as we have deemed necessary in order to enable us to express the opinion hereinafter set forth. We have assumed, with your concurrence, that no series of the Company has issued or will issue shares in excess of the number authorized in the Company's Articles of Incorporation or in the Company's Certificate of Designations.

         Based upon the foregoing, we are of the opinion that:

         The Shares of the Company on behalf of the Fund may be legally and validly issued from time to time in accordance with the Company's Articles of Incorporation dated November 3, 1997, the Company's By-Laws, the Company's Certificate of Designation of the Fund, and subject to compliance with the Securities Act of 1933, as amended, the Investment Company Act of 1940, as amended, and applicable state laws regulating the sale of securities and the receipt by the Company of a purchase price of not less than the net asset value per share, and such Shares, when so issued and sold, will be legally issued, fully paid and non-assessable.

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Wasatch Funds, Inc.
January 31, 2006
Page 2 of 2


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement (File No. 33-10451) relating to the Shares referred to above, to the use of our name and to the reference to our firm in said Registration Statement.

                                    Respectfully submitted,



                                    /S/ CHAPMAN AND CUTLER LLP